UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 26, 2023

Smartsheet Inc.
(Exact name of registrant as specified in its charter)

Washington	001-38464	20-2954357
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 108th Ave. NE, Ste. 200
Bellevue,	WA
98004
(Address of principal executive offices and zip code)
(844)	324-2360
(Registrant’s telephone number, including area code)
10500 NE 8th St., Ste. 1300
Bellevue,	WA
98004
(Former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, no par value per share	SMAR	The New York Stock Exchange
    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Khozema Shipchandler to the Board of Directors

On June 26, 2023, the Board of Directors (the “Board”) of Smartsheet Inc. (the “Company”), on the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Khozema Shipchandler as a member of the Board, effective immediately. Mr. Shipchandler joins the Board as a Class II director. Mr. Shipchandler has also been appointed to serve on the Board’s Audit Committee. The Board has determined that Mr. Shipchandler satisfies the independence requirements set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and the applicable New York Stock Exchange (“NYSE”) listing standards, is financially literate, and is considered an “audit committee financial expert” as defined by the U.S. Securities and Exchange Commission (the “SEC”). In connection with Mr. Shipchandler’s appointment, the Board also approved an increase in the authorized number of members of the Board from 10 to 11. In accordance with the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, Mr. Shipchandler’s initial term of Board service will expire at the 2024 Annual Meeting of Shareholders.

Since March 2023, Mr. Shipchandler has served as President, Twilio Communications for Twilio Inc., a cloud-based customer engagement software platform provider (“Twilio”). Previously, Mr. Shipchandler served as Twilio’s Chief Operating Officer from 2021 to 2023 and its Chief Financial Officer from 2018 to 2021. From 2015 to 2018, Mr. Shipchandler served as Chief Financial Officer and Executive Vice President of Corporate Development at GE Digital, an operational technology and infrastructure software company that is a division of General Electric Company. From 1996 to 2015, Mr. Shipchandler served in various executive roles at General Electric Company, including as Chief Financial Officer, Middle East, North Africa and Turkey from 2011 to 2013. Mr. Shipchandler served on the board of directors of Pivotal Software, Inc., a multinational software and services company, from December 2016 until September 2018. Mr. Shipchandler holds a B.A. in English and Biology from Indiana University Bloomington. We believe that Mr. Shipchandler’s extensive experience in the enterprise software and technology industries, and experience as a public software company President, Chief Operating Officer, and Chief Financial Officer qualify him to serve on our board of directors.

In connection with his service as a director, Mr. Shipchandler will receive the standard compensation received by non-employee directors, which consists of an annual cash retainer of $35,000 for his service as a director, which will be prorated for his first partial service year, and an initial appointment grant of restricted stock units under the Company’s 2018 Equity Incentive Plan (the “2018 Plan”), a copy of which is attached as Exhibit 10.4 to the Company’s Form S-1/A filed with the SEC on April 16, 2018, equal to a number of shares calculated based on the quotient of $325,000 divided by the average daily closing price of the Company’s Class A Common Stock on the NYSE in the 10 trading days ending two trading days preceding the date of grant (the “Initial Appointment Grant”). One-third of the shares subject to the Initial Appointment Grant will vest on each of the first three anniversaries following the date of grant so long as Mr. Shipchandler serves as a director of the Company through each vesting date. Mr. Shipchandler will also receive an annual cash retainer of $10,000 for his service on the Audit Committee, which will be prorated for his first partial service year.

Mr. Shipchandler and the Company have entered into an indemnification agreement in substantially the same form as Exhibit 10.1 to the Company’s Form S-1/A filed with the SEC on April 16, 2018.

There is no arrangement or understanding pursuant to which Mr. Shipchandler was appointed to the Board. There are no family relationships between Mr. Shipchandler and any director or executive officer of the Company, and Mr. Shipchandler has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01 - Other Events.

A copy of the press release announcing Mr. Shipchandler’s appointment as director is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 - Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit No.	Description
99.1	Press release dated June 26, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTSHEET INC.

		By:	/s/ Pete Godbole
		Name:	Pete Godbole
		Title:	Chief Financial Officer & Treasurer

Date:	June 26, 2023